Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China SLP Filtration Technology, Inc.

We hereby consent to the use of our report dated December 1, 2009, except for notes 1 and 13, which are dated August 23, 2010, with respect to the financial statements of China SLP Filtration Technology, Inc. in the Amendment No. 3 to Registration Statement of China SLP Filtration Technology, Inc. on Form S-1 to be filed on or about November 24, 2010. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
November 24, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net